UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 16, 2022

Commission File No. 001-37811

BOK FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Oklahoma		73-1373454
(State or other jurisdiction of Incorporation or Organization)		(IRS Employer Identification No.)

Bank of Oklahoma Tower
Boston Avenue at Second Street
Tulsa,	Oklahoma	74192
(Address of Principal Executive Offices)		(Zip Code)

(918) 588-6000
(Registrant’s telephone number, including area code)

N/A
___________________________________________
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02, Appointment of Certain Officers and 8.01, Other

BOK Financial Corporation announced that Chief Financial Officer Steven Nell will retire effective March 31, 2023, after 30 years with the company and more than 20 years as Chief Financial Officer. Upon his retirement, Marty Grunst will become the company’s next Chief Financial Officer. Grunst has been with the company since 2009, initially as Treasurer and most recently serving as Chief Risk Officer. He has more than three decades of experience in the financial industry, including treasury, corporate finance and line of business finance roles with Bank One (now JPMorgan Chase).

Mindy Mahaney will assume the role of Chief Risk Officer. She has been with the company since 2008 and most recently served as Chief Operating Officer for wealth management. Before joining BOK Financial Corporation in July 2008, Mahaney served as chief financial officer at Oklahoma’s Spirit Bank. She previously spent a decade in public accounting at Arthur Andersen.

Additional details may be found in the press release attached as Exhibit 99(a) to this report which is hereby incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(a)Exhibits

99(a)    Text of Press Release, dated November 16, 2022, titled "BOK Financial announces retirement of CFO Steven Nell in 2023"

     101        Interactive Data Files.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        BOK FINANCIAL CORPORATION

                        By: /s/ Steven E. Nell
                         Steven E. Nell
                         Executive Vice President
                         Chief Financial Officer

Date: November 16, 2022